CONSENT

I refer to the Registration Statement on Form S-8 of Geovic Mining Corp. dated August 15, 2008 (including all documents incorporated by reference therein, the “Registration Statement”).

I, Raja Upadhyay, on behalf of Pincock, Allen & Holt, Inc. (“PAH”), hereby consent to the use of PAH’s name in connection with references to PAH’s involvement in the preparation of the technical reports in the Registration Statement.

Date: August 19, 2008

/s/ Raja Upadhyay Name: Raja Upadhyay Title: President, Pincock, Allen & Holt, Inc.